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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

        CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) Septembr 19, 2002

Motorcar Parts & Accessories, Inc.
(Exact name of registrant as specified in its charter)

New York	0-23538	11-2153962
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2929 California Street, Torrance, California		90503
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code (310) 212-7910

(Former name or former address, if changed since last report.)

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5. Other Events

        The Securities and Exchange Commission (SEC) has filed a civil suit against the Registrant and its former Chief Financial Officer, Peter Bromberg (Bromberg) on September 18, 2002, arising out of the SEC's investigation into the Registrant's financial statements and reporting practices for fiscal years 1997 and 1998. As previously announced, the Registrant has agreed to settle the SEC's action without admitting or denying the allegations in the SEC's Complaint. Under the terms of the settlement agreement, the Registrant will be subject to a permanent injunction barring the Registrant from future violations of the antifraud and financial reporting provisions of the federal securities laws. No monetary fine or penalty was imposed upon the Registrant in connection with this settlement with the SEC. The SEC's case against Bromberg has not been settled.

        In addition, the Registrant also announced that the United States Attorney's Office for the Central District of California filed criminal charges against Bromberg on September 18, 2002 relating to his alleged role in the actions that form the basis for the SEC's Complaint. Bromberg has entered into a plea agreement with the government with respect to these criminal charges.

        The Registrant further announced that the United States Attorney's Office has informed the Registrant that it does not intend to pursue criminal charges against the Registrant arising from the events involved in the SEC's action.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOTORCAR PARTS & ACCESSORIES, INC. (Registrant)
Date	September 19, 2002	/s/ ANTHONY SOUZA (Signature)*
Anthony Souza President

*Print name and title of the signing officer under his signature.

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FORM 8-K
INFORMATION TO BE INCLUDED IN THE REPORT
Item 5. Other Events
SIGNATURES